Exhibit 10.1

BINDING INVESTMENT AGREEMENT

Private Placement of Equity Securities

Nuvini Group Limited (NASDAQ: NVNI)

Effective Date: December 4, 2025

THIS IS A LEGALLY BINDING AGREEMENT

Upon execution by both parties, this Agreement shall constitute a legally binding contract enforceable in accordance with its terms. Each party acknowledges that they have had the opportunity to consult with independent legal counsel prior to execution.

RECITALS

WHEREAS, the Company desires to issue and sell, and the Investor desires to purchase, certain equity securities of the Company on the terms and conditions set forth herein;

WHEREAS, the Company is a publicly traded company listed on the NASDAQ Capital Market under the symbol "NVNI";

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	PARTIES

Issuer ("Company")	Nuvini Group Limited, a Cayman Islands exempted company
Investor	Xurmann Investments Ltd, a British Virgin Islands company, c/o: SOMASI Corporate Services Ltd., 1st Floor, Irvine's Place, 159 Main Street, P.O. Box 2132, Road Town, Tortola, British Virgin Islands

2.	INVESTMENT TERMS

Term	Description
Investment Amount	US$6,000,000 (Six Million United States Dollars)
Securities Offered	Ordinary Shares and Warrants to purchase Ordinary Shares
Purchase Price	$4.00 per Ordinary Share
Primary Shares	1,500,000 Ordinary Shares, par value $0.0001 per share

3.	WARRANT TERMS

Term	Description
Warrant Coverage	20% of Primary Shares purchased
Warrant Shares	300,000 Ordinary Shares
Exercise Price	$25.00 per Ordinary Share
Warrant Term	Five (5) years from the Closing Date

Exercise Type	Cash exercise
Transferability	Freely transferable, subject to applicable securities laws

4.	OWNERSHIP SUMMARY

Metric	Value
Pre-Investment Shares	10,033,802 Ordinary Shares outstanding
Post-Investment Shares (Basic)	11,533,802 Ordinary Shares
Investor Ownership (Basic)	13.01% of outstanding shares
Investor Ownership (Diluted)	15.21% assuming full warrant exercise
Potential Warrant Proceeds	$7,500,000 upon full exercise

5.	CONDITIONS PRECEDENT TO CLOSING

5.1	Conditions to Investor's Obligations

(a)	All representations and warranties of the Company shall be true and correct as of the Closing Date;
(b)	The Company shall have performed all covenants required to be performed prior to Closing;
(c)	No Material Adverse Change shall have occurred since the date hereof;
(d)	Company shall have obtained all required corporate approvals;
(e)	NASDAQ shall not have objected to the issuance of the Securities;
(f)	Satisfactory completion of due diligence by Investor.

5.2	Conditions to Company's Obligations

(a)	All representations and warranties of Investor shall be true and correct as of the Closing Date;
(b)	Investor shall have tendered the Investment Amount in immediately available funds;
(c)	Investor shall have executed and delivered all required transaction documents.

6.	REPRESENTATIONS AND WARRANTIES

6.1	Company Representations

The Company represents and warrants to the Investor that:

(a)	Organization: The Company is duly organized and validly existing under the laws of the Cayman Islands;
(b)	Authority: The Company has full power and authority to execute and perform this Agreement;
(c)	Valid Issuance: The Securities, when issued, will be duly authorized, validly issued, fully paid, and non-assessable;
(d)	SEC Filings: The Company's SEC filings are accurate and complete in all material respects;
(e)	No Conflicts: Execution of this Agreement does not violate any agreement or law binding on the Company.

6.2	Investor Representations

The Investor represents and warrants to the Company that:

(a)	Accredited Investor: Investor is an "accredited investor" as defined in Regulation D under the Securities Act;
(b)	Investment Intent: Investor is acquiring the Securities for investment purposes and not with a view to distribution;
(c)	Sophistication: Investor has sufficient knowledge and experience in financial matters to evaluate the investment;
(d)	Source of Funds: Investor's funds are from legitimate sources and comply with anti-money laundering laws.

7.	COVENANTS

Use of Proceeds: Proceeds shall be used for general corporate purposes, including acquisitions and working capital.

8.	CLOSING

Term	Description
Closing Date	Within 45 days of execution, or such other date as mutually agreed
Closing Location	Remotely via electronic exchange of documents and wire transfer
Deliverables - Company	Stock certificates (or DRS statement), Warrant certificate, legal opinion
Deliverables - Investor	Investment Amount via wire transfer, executed transaction documents

9.	GENERAL PROVISIONS

9.1	Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. Any dispute arising out of or relating to this Agreement shall be resolved exclusively in the state or federal courts located in New York County, New York, and each party hereby irrevocably submits to the jurisdiction of such courts.

9.2	Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, warranties, and agreements between the parties.

9.3	Amendment

This Agreement may not be amended, modified, or supplemented except by a written instrument signed by both parties.

9.4	Severability

If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.

9.5	Waiver

No waiver of any breach shall constitute a waiver of any subsequent breach. All waivers must be in writing and signed by the waiving party.

9.6	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Electronic signatures shall have the same legal effect as original signatures.

9.7	Notices

All notices shall be in writing and delivered by hand, overnight courier, or email with confirmation, to the addresses set forth above or such other address as a party may designate in writing.

9.8	Expenses

Each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

9.9	Assignment

Neither party may assign this Agreement without the prior written consent of the other party, except that Investor may assign to an affiliate without consent.

9.10	Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

10.	EXECUTION

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date first written above by their duly authorized representatives.

COMPANY:		INVESTOR:

NUVINI GROUP LIMITED		XURMANN INVESTMENTS LTD

By:	/s/ Gustavo Usero	By:	/s/ Pierre Schurmann
Title:	Chief Operating Officer	Title:	Director
Date:	Dec 4, 2025	Date:	Dec 4, 2025

ACKNOWLEDGMENT OF BINDING NATURE

Each signatory represents that they have full authority to bind their respective party, have read and understood all terms herein, and acknowledge that this is a legally binding agreement enforceable under applicable law.